Exhibit (a)(1)(G)

1) All-Employee Reminder – First Reminder Email

•	To be sent on Dec 3rd
•	From Equity Mailbox
•	To All Employees

Subject: Ready. Set. Exchange. The stock option exchange window is open!

Now is your chance -  the voluntary Stock Option Exchange Program is underway.

The Option Exchange Program is an employee-first investment in you. This is your opportunity to restore the potential value of your stock options and build toward lasting value. If you have eligible underwater stock options, please visit the exchange site to review resources and make your selection(s).

Go to: fidelitymicrosite.com/ModernaExchange

You’ll find: Ask Fidelity session registration links, a brochure explaining how the program works, an interactive GPT to get real-time answers to your questions, FAQs and a modeling tool.

Action: Log in, review, and submit your selection(s) when you are ready. You have until 3:59pm ET on December 12, 2025 to make your selection(s) on the exchange site.

Participation in the Option Exchange is voluntary. Moderna and its Board of Directors make no recommendation as to whether you should participate or refrain from participating in the Option Exchange. You must make your own decision whether to participate. You should speak with your financial, legal and/or tax advisors as necessary, before deciding whether to participate in the Option Exchange. The Option Exchange is being made pursuant to the terms and conditions set forth in Moderna’s Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange Eligible Options for Replacement Options, filed with the Securities and Exchange Commission, which are available free of charge at http://www.sec.gov or on the Option Exchange website located at: fidelitymicrosite.com/ModernaExchange. You should read these written materials carefully because they contain important information about the Option Exchange, including related risks.

2) Targeted Reminder to Eligible Employees that have not logged into the site or have logged in but haven’t submitted selections

•	To be sent on Dec 8th
•	From Equity Mailbox
•	To Applicable Eligible Employees (get list from Fidelity)

Subject: Ready. Set. Exchange — reminder to visit the exchange site to make your selection(s)!

You still have time to submit your selections for the voluntary Stock Option Exchange Program.

This is your opportunity to restore the potential value of your stock options and build toward lasting value.

If you do not take action by December 12th – your eligible outstanding stock options will remain unchanged.

Go to: fidelitymicrosite.com/ModernaExchange

You’ll find: Ask Fidelity session registration links, a brochure explaining how the program works, an interactive GPT to get real-time answers to your questions, FAQs and a modeling tool.

Action: Log in, review, and submit your selection(s) when ready.  You have until 3:59pm ET on December 12, 2025 to make your selection(s) on the exchange site.

Participation in the Option Exchange is voluntary. Moderna and its Board of Directors make no recommendation as to whether you should participate or refrain from participating in the Option Exchange. You must make your own decision whether to participate. You should speak with your financial, legal and/or tax advisors as necessary, before deciding whether to participate in the Option Exchange. The Option Exchange is being made pursuant to the terms and conditions set forth in Moderna’s Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange Eligible Options for Replacement Options, filed with the Securities and Exchange Commission, which are available free of charge at http://www.sec.gov or on the Option Exchange website located at: fidelitymicrosite.com/ModernaExchange. You should read these written materials carefully because they contain important information about the Option Exchange, including related risks.

3) All-Employee Reminder – Last Reminder Email

•	To be sent on Dec 11th
•	From Equity Mailbox
•	To All Employees

Subject: Ready. Set. Exchange.  Last call to make your selection(s)!

Last Reminder!

If you wish to participate in the Stock Option Exchange Program, log in and submit your selection(s) on the exchange site (fidelitymicrosite.com/ModernaExchange).

Don’t miss this opportunity to trade in eligible old options for new ones priced at market value, restoring their potential to grow as Moderna grows.

The deadline to make your selection(s) is 3:59 p.m. ET on December 12, 2025.

If you do not take action by the deadline – your eligible outstanding stock options will remain unchanged.

Participation in the Option Exchange is voluntary. Moderna and its Board of Directors make no recommendation as to whether you should participate or refrain from participating in the Option Exchange. You must make your own decision whether to participate. You should speak with your financial, legal and/or tax advisors as necessary, before deciding whether to participate in the Option Exchange. The Option Exchange is being made pursuant to the terms and conditions set forth in Moderna’s Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange Eligible Options for Replacement Options, filed with the Securities and Exchange Commission, which are available free of charge at http://www.sec.gov or on the Option Exchange website located at: fidelitymicrosite.com/ModernaExchange. You should read these written materials carefully because they contain important information about the Option Exchange, including related risks.